ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and delivered this 25th day of March, 1998 by Equity Parsippany Venture, a general partnership organized under the laws of the State of Colorado (hereinafter referred to as "ASSIGNOR"), to Mack-Cali Realty Acquisition Corp., a New Jersey corporation (hereinafter referred to as "ASSIGNEE"), pursuant to the Purchase and Sale Agreement dated as of March 25, 1998 (the "Purchase Agreement") between ASSIGNOR and ASSIGNEE, providing for, among other things, the sale by ASSIGNOR to ASSIGNEE of its entire interest (the "Partnership Interest") in PRUBETA-3, a general partnership organized under the laws of the State of New Jersey (the "Partnership").

                                   WITNESSETH

      Whereas, ASSIGNEE and the Partnership have entered into a Purchase and Sale Agreement dated February 18, 1998 as amended by a letter agreement dated _________, 1998 and a second amendment dated the date hereof (the "Second Amendment") (the "Business Campus Contract") pursuant to which ASSIGNEE purchased the property commonly known as "The Prudential Business Campus" and more particularly described in the Business Campus Contract, the closing of which occurred immediately prior to the execution of this Agreement; and

      Whereas, the Partnership presently owns the property known as 9 Campus Drive, Parsippany, New Jersey, and ASSIGNOR, concurrently with execution of this Agreement, is entering into the Purchase Agreement with the ASSIGNOR for the ASSIGNOR's Partnership Interest; and

      Whereas, the ASSIGNOR acknowledges that as a condition for the ASSIGNEE entering into both the Business Campus Contract and the Purchase Agreement, ASSIGNOR and ASSIGNEE must enter into this Agreement pursuant to which, among other things, (i) ASSIGNOR assigns all of its right, title and interest in the Partnership Interest and (ii) ASSIGNEE assumes the obligations of the Partnership Interest from and after the date hereof; provided, however, that the ASSIGNEE is not assuming any liabilities or obligations of the Partnership or the Partnership Interest arising out of, resulting from or relating to the Business Campus Contract and/or the Purchase Agreement, including, without limitation, that certain indemnity made, jointly and severally, by ASSIGNOR and the Prudential Insurance Company of America ("Prudential") pursuant to Section
9.5 of the Business Campus Contract (the "GAB Indemnity").

      Now, Therefore, in consideration of the premises and mutual covenants of the parties hereto, the parties hereby agree as follows:

      1.0 Representations. ASSIGNOR represents that ASSIGNOR is the sole owner of all right, title and interest in and to said Partnership Interest, and that title to said Partnership Interest is free and clear of any and all liens, mortgages, encumbrances or security interests thereon.

      2.0 Assignment of Interest. Simultaneously herewith, in consideration of $1.00, the receipt of which is hereby acknowledged, ASSIGNOR assigns, transfers and conveys to ASSIGNEE all of ASSIGNOR's right, title and interest in and to the Partnership Interest subject to the limitations set forth below.

      3.0 Acceptance and Assumption by ASSIGNEE. ASSIGNEE (i) accepts and agrees to be bound by all the terms and provisions of the Joint Venture Agreement for PruBeta-3 dated January 24, 1989 from and after the date hereof and (ii) hereby assumes all obligations with respect to the Partnership Interest conveyed hereby that arise or accrue from and after the date hereof; provided, however, that ASSIGNEE does not assume, and ASSIGNOR retains, all liabilities and obligations of Assignor arising out of, resulting from or relating to the Purchase Agreement and/or the Business Campus Contract, including, without limitation, the GAB Indemnity and shall be liable for all Damages (as defined below) arising out of, resulting from or relating thereto.

      4.0 Indemnifications.

            4.1 Indemnification by ASSIGNOR. ASSIGNOR hereby indemnifies and agrees to hold harmless ASSIGNEE from and against any and all claims, liabilities, losses, deficiencies and damages, as well as reasonable expenses (including attorneys' fees and disbursements) and interest and penalties related thereto, (collectively, "Damages"), incurred by ASSIGNEE, by reason of or resulting from, either directly or indirectly, the obligations of the ASSIGNOR, its agents, nominees, or employees related to the Partnership Interest conveyed hereby which accrued prior to the date hereof or, with respect to Damages which may arise out of, result from or relate to the Business Campus Contract, the Purchase Agreement and GAB Indemnity, which may accrue on or after the date hereof; provided, however, that, the foregoing indemnity of ASSIGNOR shall not apply to any Damages arising out of or relating to (a) the liabilities waived by ASSIGNEE pursuant to the provisions of Section 3.3 of the Purchase Agreement and
(b) any fact, circumstance or condition for which ASSIGNOR would not otherwise have liability as a result of ASSIGNEE's acknowledgments and agreements contained in Article 3 of the Purchase Agreement and (c) any fact, circumstance or condition covered by the representations and warranties of ASSIGNOR given pursuant to Article 6 of the Purchase Agreement (It being understood and agreed that ASSIGNEE's only rights and remedies for any Damages arising out of any such fact, circumstance or condition shall be as and to the extent available to ASSIGNEE as a result of a breach of the applicable representation and warranty contained in said Article 6) and (d) any obligations, debts or liabilities set forth in the Property Financials (except for the line item in the 1997 Financial Statement described as "Other Liabilities" in the approximate amount of $322,000 which shall be included within the Damages and the responsibility of ASSIGNOR), (as defined in the Purchase Agreement) and (e) any obligations, debts or liabilities, if any, which ASSIGNEE has expressly and specifically agreed to in writing accept pursuant to the terms of the Purchase Agreement or at the closing of the transaction contemplated thereby.

      4.2 Indemnification by ASSIGNEE. ASSIGNEE hereby indemnifies and agrees to hold harmless ASSIGNOR from and against any and all Damages, incurred by ASSIGNOR, by reason of or resulting from, either directly or indirectly, the obligations of the ASSIGNEE, its agents, nominees, or employees, related to the Partnership Interest conveyed hereby which accrued before, on and after the date hereof; provided, however, that the indemnification provided in this Section 4.2 shall exclude (i) any and all Damages arising out of or relating to the Business Campus Contract, the Purchase Agreement or the GAB Indemnity which accrued before, on, or after the date hereof and (ii) obligations, debts or liabilities, if any, which ASSIGNEE has expressly and specifically agreed to in writing accept pursuant to the terms of the Purchase Agreement or at the closing of the transaction contemplated thereby.

      5.0 Binding Effect. The agreements, terms, covenants and conditions herein shall bind, and inure to the benefit of, the parties hereto and their respective heirs, administrators, successors and assigns.

      [Signature page follows; Remainder of page is intentionally blank]

      IN WITNESS WHEREOF, and intending to be legally bound hereby, each of ASSIGNOR and ASSIGNEE has caused this Assignment and Assumption Agreement to be executed and delivered by its duly authorized representative as of the day and year first above written.

                                    ASSIGNOR

                                    EQUITY PARSIPPANY VENTURE,
                                    a Colorado general partnership

                                    By:   US West Real Estate, Inc.,
                                          a Colorado Corporation,
                                                as Managing Partner


                                          By:
                                             ------------------------------
                                             Stewart A. Loewestein
                                             Vice President

                                    Accepted:

                                    ASSIGNEE

                                    MACK-CALI REALTY ACQUISITION CORP.


                                    By:
                                       -----------------------------
                                       Roger W. Thomas
                                       Executive Vice President

      The undersigned, US WEST FINANCIAL SERVICES, INC., a Colorado corporation ("USWFS"), hereby unconditionally and primarily guarantees the payment and performance by ASSIGNOR of all of its obligations under this Agreement without requiring Mack-Cali to pursue any other party before pursuing USWFS. USWFS hereby acknowledges that Mack-Cali is relying on this guaranty in entering into this Assignment and Assumption Agreement and in closing the transactions contemplated in the Business Campus Contract and the Purchase Agreement and approving the sale of the Partnership Interest; and that this guaranty is a material inducement to each of the foregoing. USWFS hereby acknowledges that it is an affiliate of the managing partner in ASSIGNOR and is thereby receiving benefit from entering into this guaranty and from the Business Campus Contract and the Purchase Agreement and the sale of ASSIGNOR's Partnership Interest.

DATED: As of March ___, 1998.

                                    US WEST FINANCIAL SERVICES, INC.,
                                    a Colorado corporation


                                    By:
                                       ----------------------------------
                                       Stewart A. Loewenstein
                                       Vice President

                       Mack-Cali Realty Acquisition Corp.
                        c/o Mack-Cali Realty Corporation
                                11 Commerce Drive
                           Cranford, New Jersey 07016

                                               March 26, 1998

The Prudential Insurance Company
of North America
The Prudential Realty Group
Three Gateway Center
Newark, New Jersey 07102

Ladies and Gentlemen:

      Reference is hereby made to that certain Joint Venture Agreement of PRUBETA-3 (the "Partnership") between The Prudential Insurance Company of America ("Prudential") and Equity Parsippany Venture, dated January 24, 1989 (the "Partnership Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement. In connection with the purchase by Mack-Cali Acquisition Corp. ("Mack-Cali") of the Partnership Interest owned by Equity Parsippany Venture pursuant to that certain Purchase and Sale Agreement between Mack-Cali and Equity Parsippany Venture dated the date hereof (the "Purchase Agreement"), that certain Assignment and Assumption Agreement between Mack-Cali and Equity Parsippany Venture dated the date hereof (the "Assignment and Assumption Agreement") and the subsequent assignment of Mack-Cali's entire interest in the Purchase Agreement and Assignment and Assumption Agreement to Mack-Cali Realty, L.P., and as a condition thereof, Prudential, Mack-Cali and Mack-Cali Realty, L.P., intending to be legally bound hereby, hereby agree as follows:

      I. To amend the Partnership Agreement to incorporate the following terms and conditions, which amendment shall be executed by Mack-Cali and Prudential as soon as practicable but in no event later than thirty (30) days after the date hereof:

      New recitals shall be drafted to explain the reasons for the amendments and the current state of the Partnership.

      All references to BetaWest shall be changed to Mack-Cali.

      Prudential shall acknowledge that (i) all construction and development projects contemplated in the Partnership Agreement, including but not limited to Phase II, Phase III, Hilton Court East, and the Infrastructure Subphase have been completed, (ii) no further Capital Contributions pursuant to Section 4.4 of the Partnership Agreement and no further Additional Contributions pursuant to Section 4.9 of the Partnership Agreement are or will be required to be made by either Mack-Cali or Prudential, (iii) no Project Budgets shall be adopted, and no Project Reserves shall be funded, pursuant to
            Section 4.12 of the Partnership Agreement, (iv) no financing will be obtained pursuant to Section 4.13 of the

            Partnership Agreement, (v) all Development Management Agreements entered into pursuant to Section 6.6 of the Partnership Agreement have been terminated with no further obligations of the Partnership and no new Development Management Contracts or similar agreements or arrangements will be entered into, and (vi) all Construction Contracts entered into pursuant to Section 6.7 of the Partnership Agreement have been terminated with no further obligations of the Partnership and no new Construction Contracts or similar agreements or arrangements will be entered into without the mutual consent of Mack-Cali and Prudential.

      Prudential shall acknowledge that the BetaWest Notes and Purchase Money
            Mortgage Notes have been paid in full and are no longer obligations of the Partnership.

      Section 6.7 shall be amended whereby the Asset Management Fee payable by the Partnership to Prudential shall be deleted and replaced by an Asset Management Fee payable by the Partnership to Mack-Cali in consideration for the supervising and operation of the property known as 9 Campus Drive. Such Asset Management Fee shall be comprised as follows: (i) 3% of the gross collected rents of the Partnership less any third-party property management fees payable by the Partnership; and (ii) if Mack-Cali is the procuring broker a commission on leases entered into after the date hereof (a "New Lease"), calculated as follows: (A) 5% of the base rent for each year of the initial term of such lease up to ten years; (B) 2 1/2% of the base rent for such lease for each year of the initial term thereafter up to a maximum of an additional five years; (C) for a lease of additional space by a tenant under a New Lease, 5% of the base rent for the first ten years and 2 1/2% of the base rent for each year thereafter up to an additional five years; and (D) for a renewal or extension of a lease term by a tenant under a New Lease, 2 1/2% of the base rent payable for each renewal or extension year for a maximum period of fifteen years from the lease commencement; and (iii) a 2% override on commissions for New Leases where Mack-Cali is not the procuring broker.

      Section 7.5 shall be amended to designate Mack-Cali as the Tax Matters Partner, subject to the reasonable approval of Prudential's internal tax law department. If Mack-Cali is not designated Tax Matters Partner, the Partnership Agreement shall be amended to provide for the approval of Mack-Cali of certain decisions made by the Tax Matters Partner.

      Section 7.6 shall be amended to reflect the actual capital accounts to the Partnership made by Prudential and Mack-Cali.

      Mack-Cali shall acknowledge that if the Partnership earns any portion of the $5 million which may be earned by the Partnership pursuant to Paragraph 2 of the Second Amendment to the Business Campus Contract, Mack-Cali shall have no right to such $5 million and Mack-Cali shall consent to the immediate distribution of the entire $5 million as Prudential and Equity Parsippany Venture may direct.

      Corresponding changes shall be made to Section 1.1.

      The following outstanding landlord obligations shall be paid for by an equal capital contribution to the Partnership by both Prudential and Mack-Cali, provided that Mack-Cali receives an adjustment for an amount equal to its capital contribution from Equity Parsippany Venture at the closing of the transaction contemplated by the Purchase Agreement:

            (a) Cushman & Wakefield of New Jersey, Inc., 9 Campus Drive:
            $22,107.69, the Construction Allowance, due upon presentation of receipted bills; and

            (b) PSCRC, 9 Campus Drive: $86,530.00, the Landlord Work Allowance.

      In addition to the foregoing, the parties hereto hereby agree as follows:

      1. Mack-Cali, or its successors or assigns, and Prubeta-3 shall, within thirty (30) days hereof, enter into a reciprocal easement agreement to provide the tenants and occupants of 9 Campus Drive and their customers, employees and invitees, the right to use a limited number of parking spots located at the property commonly known as 2 Hilton Court.

      2. Simultaneous with the consummation of the transactions contemplated under the Purchase Agreement, each of Mack-Cali and Prudential will transfer $25,792.15 will be transferred to a newly established bank account in the name of the Partnership which amount represents security deposits held in the name of the Partnership for the benefit of tenants of 9 Campus Drive.

      3. Mack-Cali shall have no liability, and Prudential shall have no right of contribution or subrogation against Mack-Cali for any of the Partnership's obligations under the Business Campus Contract (as such term is defined in the Purchase Agreement), including without limitation, the indemnification provided for in Paragraph 3 of the Second Amendment to the Business Campus Contract.

      4. Prudential consents to the entering into of the Purchase Agreement and the transactions contemplated thereby, including without limitation the sale of the Partnership Interest by Equity Parsippany Venture, the purchase of the Partnership Interest by Mack-Cali and the execution of the Assignment and Assumption Agreement. Further, Prudential acknowledges that all provisions of the Partnership Agreement relating to any right of first refusal or right of first offer have been satisfied by Equity Parsippany Venture and agrees to and accepts Mack-Cali as a partner and party to the Partnership Agreement, with all rights and privileges of a 50% Venturer pursuant to the Partnership Agreement.

      5. It is understood and agreed that no failure to execute the amendment referred to in Section I hereof by the parties hereto shall operate as a waiver by either of them to require that such amendment be executed in accordance herewith.

      6. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by Prudential, Mack-Cali or any of their representatives and that Prudential and Mack-Cali shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by Prudential or Mack-Cali of this Agreement but shall be in addition to all other remedies available at law or equity to Prudential and Mack-Cali.

      [Signature page follows; Remainder of page is intentionally blank]

      Please indicate your acceptance of the foregoing by signing this letter agreement as indicated below.

                                    MACK-CALI REALTY ACQUISITION CORP.
                                    Mack-Cali Realty, L.P.


                                    By:
                                       ---------------------------------
                                         Roger W. Thomas, Esq.
                                         Executive Vice President

Accepted and Agreed to
as of the date first written above:
THE PRUDENTIAL INSURANCE COMPANY
OF NORTH AMERICA


By:
   ------------------------------------------
   Name:
   Title: